                                                              Exhibit 4(b)(viii)


                            FIRST UNION CORPORATION,

                              WACHOVIA CORPORATION

                                       AND

                              THE BANK OF NEW YORK,

                                               as Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 31, 2001

                                       to

                                    INDENTURE

                           Dated as of April 23, 1997

                         JUNIOR SUBORDINATED SECURITIES

     SECOND SUPPLEMENTAL INDENTURE, dated as of August 31, 2001, among FIRST UNION CORPORATION, a North Carolina corporation ("Successor"), WACHOVIA CORPORATION, a North Carolina corporation ("Wachovia"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, Central Fidelity Banks, Inc., a Virginia corporation ("Central Fidelity"), and the Trustee entered into an Indenture, dated as of April 23, 1997, (the "Original Indenture") and Wachovia and the Trustee entered into a First Supplemental Indenture, dated as of December 15, 1997, (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

     WHEREAS, Wachovia and Successor have entered into an Agreement and Plan of Merger, dated as of April 15, 2001 (as amended and restated and otherwise amended or modified, the "Merger Agreement"), which contemplates the execution and filing of articles of merger (the "Articles of Merger") providing for the merger of Wachovia with and into Successor (the "Merger"), with Successor continuing its corporate existence under the laws of the State of North Carolina;

     WHEREAS, Section 8.01 of the Indenture provides, among other things, that the Company shall not merge into another corporation unless, among other things, the corporation into which the Company is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including any Additional Interest) on all the Securities and the performance of every covenant and every obligation of the Indenture on the part of the Company to be performed or observed;

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

     WHEREAS, Successor and Wachovia desire and have requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of evidencing such succession and assumption;

     WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the boards of directors of Wachovia and Successor; and

     WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                    REPRESENTATIONS OF WACHOVIA AND SUCCESSOR

     Each of Wachovia and Successor represents and warrants to the Trustee as follows:

     SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

     SECTION 1.2. The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

     SECTION 1.3. The Merger will become effective in accordance with the terms of the Merger Agreement and North Carolina law when the Articles of Merger are filed in the office of the Secretary of State of the State of North Carolina, or at such later date or time as the Successor and Wachovia agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.4. Immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

     SECTION 2.1. Successor hereby assumes the due and punctual payment of the principal of and interest (including any Additional Interest) on all the Securities and the performance of every covenant and every obligation of the Indenture on the part of the Company to be performed or observed.

     SECTION 2.2. Securities authenticated and delivered after the execution of this Second Supplemental Indenture may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in this Second Supplemental Indenture.

     SECTION 2.3. Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if Successor had been named as the Company therein, and Wachovia shall be discharged from all obligations and covenants under the Indenture and the Securities.

                                  ARTICLE THREE

                                  MISCELLANEOUS

     SECTION 3.1. The recitals contained herein shall be taken as the statements of the Company and Successor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 3.2. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Section 310 to 317, inclusive, of the Trust Indenture Act through operation of 318(c) thereof, such imposed duties shall control.

     SECTION 3.3. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

     SECTION 3.4. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     SECTION 3.5. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.6. This Second Supplemental Indenture shall become effective as of the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

                                        WACHOVIA CORPORATION

                                        By /s/ Kenneth W. McAllister
                                           ----------------------------
                                          Name: Kenneth W. McAllister, Esq.
                                          Title: Senior Executive Vice President
                                                     and General Counsel

(Corporate Seal)

Attest:


 /s/ William Watson
----------------------------
Secretary

                                        FIRST UNION CORPORATION

                                        By /s/ Ross E. Jeffries
                                           ----------------------------
                                          Name:  Ross E. Jeffries
                                          Title: Senior Vice President



(Corporate Seal)

Attest:


/s/ Anthony Augliera
----------------------------
Assistant Secretary

                                        THE BANK OF NEW YORK, as Trustee



                                        By /s/ Julie Salovitch-Miller
                                          ----------------------------
                                          Name:  Julie Salovitch-Miller
                                          Title: Vice President



(Corporate Seal)

Attest:



/s/ Michael (ILLEGIBLE)
-------------------------

STATE OF      NORTH CAROLINA         )
         ----------------------------
                                     ):  ss.:
COUNTY OF     FORSYTH                )
         ----------------------------


     On this 31 day of August, 2001, before me, the undersigned officer, personally appeared Kenneth W. McAllister, who acknowledged himself or herself to be the Senior Executive Vice President & General Counsel of WACHOVIA CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ M. Marie Harper
                                        -------------------------------------
                                        Notary Public

[SEAL]



STATE OF      NORTH CAROLINA         )
          ---------------------------
                                     ):  ss.:
COUNTY OF     MECKLENBURG            )
          ---------------------------



     On this 31 day of August, 2001, before me, the undersigned officer, personally appeared Ross E. Jeffries, who acknowledged himself or herself to be the Senior Vice President of FIRST UNION CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Loretta M. Lucenti
                                        --------------------------------
                                        Notary Public

[SEAL]

STATE OF NEW YORK   )
                    ):  ss.:
COUNTY OF NEW YORK  )

     On this 29th day of August, 2001, before me, the undersigned officer, personally appeared Julie Salovitch-Miller, who acknowledged himself or herself to be the Vice President of THE BANK OF NEW YORK, a New York banking corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/ William J. Cassels
                                        --------------------------------
                                        Notary Public

[SEAL]